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                                                                 Exhibit 10.10


                                IMRE CORPORATION
                           401 Queen Anne Avenue North
                           Seattle, Washington 98109


Dr. Frank R. Jones
c/o IMRE Corporation
401 Queen Anne Avenue North
Seattle, Washington 98109

               Re:  EMPLOYMENT ARRANGEMENT

Dear Dr. Jones:

     This serves to confirm our discussion regarding your current at-will employment arrangement as Chief Scientific Officer of IMRE Corporation (the "Company"). As you know, as Chief Scientific Officer you have been appointed by the board of Directors of the Company to serve at the pleasure of the Board.
For your services rendered in such capacity, the Board of Directors of the Company has determined that you are to receive a salary of $220,000.00 for the 1996 calendar year.

     In the event that your employment with the Company terminates within one year of the date of this letter, for any reason or no reason whatsoever (a "Termination"), you will be entitled solely to a one time severance payment equal to your 1996 salary of $220,000.00. Options to purchase shares of the Company's common stock which have been previously granted to you and which have vested prior to a Termination shall be either extended or reissued by the Company (and if so reissued, at a price to be determined at the time of such reissuance) so as to remain exercisable until the applicable expiration date of such options. Options which have been granted to you but have not vested as of the date of a Termination will be automatically cancelled. Warrants granted to you prior to a Termination shall be either extended or reissued by the Company (and if so reissued, at a price to be determined at the time of such reissuance) so as to remain exercisable until the applicable expiration date of such Warrants.

     If the foregoing is acceptable to you please indicate your agreement by executing this letter in the space provided therefor below.

                                   IMRE Corporation


                                   By: /s/ Alex P. de Soto
                                       ----------------------
                                       Name:
                                       Title: Vice President
                                              Chief Financial Officer

     Acknowledged and Agreed:
     /s/ Frank R. Jones
     ----------------------
     Frank R. Jones